                              AMENDED AND RESTATED

                  LIMITED LIABILITY COMPANY OPERATING AGREEMENT

                                       OF

                         eVENT RESOURCES OVERSEAS I, LLC

     This AMENDED AND RESTATED LIMITED  LIABILITY  COMPANY  OPERATING  AGREEMENT
(this  "Agreement"),  dated as of April 5, 2002, of eVENT RESOURCES  OVERSEAS I,
LLC,  a Delaware  limited  liability  company  (the  "Company"),  is made by and between CINERGY GLOBAL POWER, INC., a Delaware corporation ("Global Power"), and
eVENT RESOURCES I LLC ("eVent"), a Delaware limited liability company,  amending and restating the Limited Liability  Company Operating  Agreement of the Company
dated as of June 15, 2001 (the  "Original  Agreement"),  by and between  Cinergy
Global Ely,  Inc.  ("Ely") and eVent.  Global  Power shall be referred to as the
"Common  Member" and eVent shall be referred to as the "Preferred  Member." Each of Global Power and eVent shall be referred to  individually  as a "Member," and collectively as the "Members."

                                    RECITALS
                                    --------

          WHEREAS,  the  Company  was duly  formed  on May 29,  2001  under  the
     Delaware Limited  Liability  Company Act (as amended from time to time, the
     "Act");

          WHEREAS,  on June 15,  2001,  Ely and eVent  entered into the Original
     Agreement;

          WHEREAS,  concurrent herewith Ely and Global Power have entered into a
     Distribution and Assignment Agreement whereby Ely is distributing to Global
     Power its entire membership  interest in the Company and shall no longer be a member and Global Power is being admitted as a member in its stead;

          WHEREAS, Ely and Global Power have acknowledged and approved and eVent by its entry into this Agreement desires to acknowledge and approve (i) the distribution  of the  Common  Interest  in the  Company  from Ely to Global
     Power,  (ii)  the  withdrawal  of  Ely  from  the  Company  and  (iii)  the substitution  of Global Power for Ely as the Common  Member of the Company;
     and

          WHEREAS,  the  Members  desire  to  amend  and  restate  the  Original
     Agreement in its entirety.

          NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby  acknowledged,  the Members hereby agree as follows:

                             ARTICLE I - Definitions
                             -----------------------

          Section  1.1  Definitions.  Capitalized  terms used but not  otherwise defined herein shall have the meanings assigned to them in the Act.

                         ARTICLE II - General Provisions
                         -------------------------------

          Section 2.1 Company Name.  The name of the Company is eVent  Resources
     Overseas  I, LLC.  The  business  of the  Company  may be  conducted,  upon compliance with all applicable laws, under any other name designated by the
     Manager (as defined hereinafter).

          Section 2.2 Registered Office; Registered Agent.

               (a) The Company shall  maintain a registered  office in the State of Delaware at, and the name and address of the  Company's  registered agent in the State of Delaware is,  Corporation  Trust  Company,  1209
          Orange Street, Wilmington, New Castle County, Delaware.

               (b) The  business  address  of the  Company  is 139  East  Fourth
          Street,  Cincinnati,  OH  45202,  or such  other  place as the  Common
          Member(s) shall designate. The Company shall notify each Member of any change in the business address of the Company and any change shall not be considered an amendment to this Agreement.

          Section  2.3 Nature of  Business  Permitted;  Powers.  The  Company is
     organized  primarily  for the object  and  purpose  of  acquiring,  owning,
     holding,  controlling,   managing,  financing,   building,  operating,  and
     liquidating  an investment  in Saw Mill Capital Fund,  III, LLC, a Delaware limited  liability  company  and a special  purpose  company  that holds an interest  in Clyde  Bergeman,  and  other  investments  in  other  entities consistent  with Section 2.3 of the  Operating  Agreement  (the  "Operating
     Agreement") of eVent dated as of December 1, 2000 (each such investment,  a
     "Portfolio Investment").

          Section 2.4 Business  Transactions  of a Member with the  Company.  In accordance with Section 18-107 of the Act, any Member may transact business with the Company and, subject to applicable law, shall have the same rights and  obligations  with  respect to any such matter as a person who is not a
     Member.

          Section 2.5 Fiscal  Year.  The fiscal year of the Company (the "Fiscal
     Year") for financial  statement  purposes  shall end on December 31 of each year.  Unless otherwise  required by the Internal Revenue Code of 1986 (the
     "Code"),  as the same  may be  amended  hereafter  from  time to time,  the
     Company  shall have the same fiscal  year for income tax and for  financial and accounting purposes.

          Section 2.6 Company Property;  Interests. No real or other property of any kind,  tangible or  intangible,  of the  Company  shall be deemed to be owned by any Member individually,  but shall be owned by, and title thereto shall be vested solely in, the Company. Without limiting the foregoing, all trade  secrets,  intellectual  property and other  business  assets used or developed  by the  Company or its  subsidiaries  are and shall be owned and controlled  only by the Company or its  subsidiaries,  as  applicable.  The
     Interests of the Members in the Company shall constitute personal property.

          Section 2.7  Filings.  Following  the  execution  and delivery of this
     Agreement, Global Power shall promptly prepare any documents required to be filed and recorded  under the Act, and Global  Power shall  promptly  cause each such document to be filed and recorded in accordance with the Act and, to the extent  required  by local law,  to be filed and  recorded or notice thereof to be published in the  appropriate  place in each  jurisdiction in which the Company may hereafter establish a place of business. Global Power shall  also  promptly  cause  to be  filed,  recorded  and  published  such statements of fictitious business name and any other notices, certificates, statements or other instruments required by any provision of any applicable law of the United States or any state or other  jurisdiction  which governs the conduct of its business from time to time to the extent required by the nature of its operations.  The Company may do business under any fictitious business name deemed  necessary or  desirable.  The Members and the Manager will take any and all  other  actions  as may be  reasonably  necessary  to perfect  and  maintain  the status of the  Company  as a limited  liability company  or  similar  type  of  entity  under  the  laws of any  states  or jurisdictions  other than Delaware in which the Company engages in business and to continue the Company as a limited liability company,  to protect the limited  liability  of the  Members  as  contemplated  by the  Act,  and to accomplish the purpose of the Company.

                              ARTICLE III - Members
                              ---------------------

          Section 3.1 Admission of Members.  Global Power and eVent are the sole
     Members of the Company. No further Members may be admitted.

          Section 3.2 Classes of Interests.

               (a) The membership  interests of the Company shall consist of two classes of membership interests designated respectively as the "Common
          Interests" and the  "Preferred  Interests."  The Common  Interests and
          Preferred Interests shall collectively be referred to as "Interests."

               (b) Each class of Interests shall have separate  rights,  powers, preferences and duties with respect to the property and obligations of the Company and profits and losses  associated  with such property and obligations.

               (c) All Interests of a particular  class shall be identical  with each other in every respect.

               (d) Preferred  Interests  shall have no voting or consent rights, except to the extent expressly set forth in this Agreement.

          Section  3.3  Limitation  of  Liability  of  Members.   Each  Member's
     liability  shall be  limited  as set forth in the Act and other  applicable law. All debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise,  shall be solely the debts, obligations and liabilities of the Company, and no Member shall be obligated personally for any such debt,  obligation or liability of the Company  solely by reason of being a Member of the Company.

          Section 3.4 Access to Information; Records.

               (a) Any Member  shall have the right to obtain  from the  Company from time to time upon  reasonable  demand for any purpose  reasonably related  to the  Member's  interest  as a Member of the  Company,  the documents and other information  described in Section 18-305(a) of the
          Act.

               (b) Any demand by a Member  pursuant to this Section 3.4 shall be in writing and shall state the purpose of such demand.

          Section 3.5 Meetings of Common Member(s).

               (a) Meetings of the Common Member(s) may be called at any time by any Common Member.

               (b) Any action  required to or which may be taken at a meeting of
          Common Member(s) may be taken without a meeting,  without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by all Common Member(s).

               (c)  Regular  meetings of the Common  Member(s)  shall be held at least annually. Common Member(s) may participate in a meeting by means of conference telephone or similar  communications  equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

               (d)  Preferred  Member(s)  shall be  entitled to notice of and to attend  meetings of the Common  Member(s),  but shall have no right to participate in or vote at such meetings  except as set forth in clause
          (b) of Section 3.6 hereof.

          Section 3.6 Quorum and Voting.

               (a)  With  respect  to  meetings  of the  Common  Member(s),  the presence  in person or by proxy of Common  Member(s)  owning more than fifty percent (50%) of the Common  Interests shall constitute a quorum for purposes of  transacting  business.  Subject to clause (b) of this
          Section 3.6,  with  respect to any matter  required or permitted to be voted upon by the Common Member(s), the affirmative vote of holders of at least fifty percent (50%) of the Common Interests shall be required to approve such matter,  in addition to any other approval required by this Agreement or the Act.

               (b) Notwithstanding anything to the contrary in this Article III, in addition to the vote  required by clause (a) of this  Section  3.6, the affirmative vote of holders of at least fifty percent (50%) of the
          Preferred Interests shall be required in order to authorize any of the following actions by or on behalf of the Company:

                    (i)  the  dissolution,  winding  up or  liquidation  of  the
               Company (except as in accordance with Section 8.1 hereof);

                    (ii) the commencement of a voluntary  bankruptcy  proceeding
               or  admission  of  a  material   allegation  in  an   involuntary
               bankruptcy proceeding;

                    (iii) the sale, lease, exchange or other disposition of all, or substantially all, of the assets of the Company;

                    (iv) the  issuance of  additional  Interests or admission of any new Members to the Company; or

                    (v) the incurrence of any indebtedness  outside the ordinary course of business.

          Section 3.7 Notice.  Meetings of the Common  Member(s)  may be held at such places and at such times as the Common Member(s) may from time to time determine.  Written notice of the time,  place, and purpose of such meeting shall be served by registered or certified  prepaid,  first class mail, via overnight courier using a nationally reputable courier, or by fax or cable, upon each Member and shall be given at least two (2) business days prior to the time of the meeting. No notice of a meeting need be given to any Member if a written waiver of notice, executed before or after the meeting by such
     Member thereunto duly authorized, is filed with the records of the meeting, or to any Member who attends the meeting without  protesting  prior thereto or at its commencement the lack of notice to him or her. A waiver of notice need not specify the purposes of the meeting.

          Section 3.8 Adjourned Meetings and Notice Thereof.  Any meeting of the
     Common Member(s), whether or not a quorum is present, may be adjourned from time to time by the vote of the Common Member(s)  holding a majority of the
     Common  Interests  present in person or represented  by proxy,  but, in the absence  of a  quorum,  no other  business  may be  transacted  at any such
     meeting.   Other  than  by  announcement  at  the  meeting  at  which  such adjournment  is taken,  it shall not be necessary to give any notice of any adjournment  or of the business to be transacted at any adjourned  meeting.
     When,  however,  any meeting of the Common Member(s) is adjourned for sixty
     (60) days or more, notice of the adjourned meeting shall be given as in the case of an original meeting.

          Section 3.9 Withdrawals  and Removals of Members.  None of the Members
     may resign,  withdraw or be removed as a Member of the Company  without the written consent of all of the Members.

          Section 3.10 Other Ventures.  Nothing in this Agreement shall preclude a Member or any Affiliates  (where  "Affiliate"  means, with respect to any person,  a  person  that  directly  or  indirectly,  through  one  or  more intermediaries,  controls,  is  controlled  by, or is under common  control with, the person specified),  officers, directors, managers,  stockholders, partners  or  employees  of any  Member  from  engaging  in other  business ventures of any nature and description,  independently or with others,  and neither  the  Company  nor any  Member  shall have any rights in and to any independent venture or activity or the income or profits derived therefrom.

                             ARTICLE IV- Management
                             ----------------------

          Section 4.1 General.

               (a) The business  and affairs of the Company  shall be managed by and under the direction of Global Power, who shall be deemed to be the
          Managing Member,  who shall continue the delegation of such management to a manager (the  "Manager")  pursuant to the terms of the  agreement dated June 15, 2001,  between the Company and  e3Convergence  LLC, now known  as  Greenwich  Power  LLC  ("Greenwich  Power"),  with  respect thereto;  provided,  that the  Managing  Member  shall be  entitled to enforce any rights that the Company  might have  against the  Manager.
          The Manager shall serve without compensation from the Company, and the
          Manager shall bear the cost of its participation in meetings and other activities  of the  Company.  Except  as set  forth in  clause  (b) of
          Section 3.6 hereof,  Preferred  Member(s) shall not participate in the management  of the  business  and  affairs of the  Company.  Except as provided in the first sentence of this Section 4.1(a) and as otherwise provided  in this  Agreement,  the  Members  shall  have no  power  to transact any business in the Company's name nor have the power to sign documents for or otherwise bind the Company.

               (b) The day-to-day  operations of the Company shall be managed by the  Manager,  if any,  and the  Manager  shall  have  full  power and authority to make all business  decisions,  enter into all commitments and take such  other  actions  in  connection  with the  business  and operations  of the Company as it deems  appropriate,  consistent  with this Agreement,  prudent business practices, the Investment Management
          Agreement (as defined hereinafter) and Supplement No. 1 thereto.

          Section  4.2  Reliance  by Third  Parties.  Persons  dealing  with the
     Company are entitled to rely  conclusively  upon the power and authority of the Manager and the Common Member(s) herein set forth.

          Section 4.3 Expenses.  Except as otherwise provided in this Agreement, the Company  shall be  responsible  for and shall pay all  expenses  out of funds of the Company  determined  by the Manager to be  available  for such purpose,  provided  that  such  expenses  are those of the  Company  or are otherwise  incurred by the Members or the Manager in  connection  with this
     Agreement, including, without limitation:

               (a) all  expenses  related to the business of the Company and all
          routine  administrative   expenses  of  the  Company,   including  the
          maintenance of books and records of the Company,  the  preparation and dispatch to any Members of checks,  financial reports, tax returns and notices required  pursuant to this Agreement or in connection with the holding of any meetings of the Common Member(s);

               (b) all expenses  incurred in connection  with any  litigation or
          arbitration   involving  the  Company   (including  the  cost  of  any
          investigation  and  preparation)  and the  amount of any  judgment  or settlement paid in connection therewith;

               (c) all expenses for  indemnity  or  contribution  payable by the
          Company to any person;

               (d) all expenses  incurred in connection  with the  collection of amounts due to the Company from any person;

               (e) all expenses  incurred in connection  with the preparation of amendments to this Agreement; and

               (f)  expenses   incurred  in  connection  with  the  liquidation,
          dissolution and winding up of the Company.

                               ARTICLE V - Finance
                               -------------------

          Section 5.1 Capital Contributions.

               (a) Except as otherwise  provided in this  Section  5.1,  neither
          Global Power nor eVent shall be obligated to make any further  capital contributions to the Company.

               (b) In order to satisfy the  requirements  of Supplement No. 1 to the Investment  Management and Services Agreement by and between eVent and  Greenwich  Power,  dated as of December 1, 2000 (the  "Investment
          Management  Agreement"),  the Preferred  Member(s) are responsible for contributing  sums  sufficient  to cover all expenses of the types set forth  in  Sections  4(d)  and  10(e)  of  the  Investment  Management
          Agreement  to the extent that they are incurred by or on behalf of the
          Company.

               (c) All capital  contributions of a Member to the Company must be in cash.

          Section 5.2 Capital Accounts.

               (a) A capital  account  shall be maintained  for each Member,  to which  contributions  and profits  shall be credited and against which distributions and losses shall be charged,  in accordance with the tax
          accounting   principles   prescribed   by  the  Treasury   Regulations
          promulgated under Section 704 of the Code, as amended (the "Allocation
          Regulations"),  so that the  allocations  provided  in this  Agreement shall, to the extent  possible,  have  "substantial  economic  effect"
          within  the  meaning  of  the  Allocation  Regulations,  or,  if  such allocations cannot have substantial  economic effect, so that they may be deemed to be "in  accordance  with the  Members'  interests  in the
          Company" within the meaning of the Allocation Regulations.

               (b) Schedule A to this  Agreement  ("Schedule  A") sets forth the name,  address,  capital account  balance and ownership  percentage of
          Common Interests or Preferred  Interests of each Member as of the date hereof.  Schedule A shall be amended  from time to time to reflect any changes thereto.

               (c) Except as  otherwise  provided in this  Agreement,  no Member shall  have the  right to  withdraw  capital  from the  Company  or to receive or demand distributions or return of its capital contributions until the Company is dissolved in accordance  with this  Agreement and the  applicable  provisions of the Act. No Member shall be entitled to demand or receive any interest on its capital account or contributions thereto.

          Section 5.3 Allocation of Profits and Losses.

               (a) After giving  effect to any special  allocations  required by the Allocation  Regulations,  the profits, if any, of the Company with respect to any Fiscal  Year shall be  allocated  among the  Members as follows:

                    (1) First,  to the Members,  pro rata in  proportion  to the cumulative  amount of losses allocated to the Members pursuant to
               Section 5.3(b) for all prior Fiscal Years; and

                    (2)  Thereafter,  to the  Preferred  Member(s),  pro rata in proportion to their respective ownership percentages.

               (b) After giving  effect to any special  allocations  required by the Allocation  Regulations,  the losses,  if any, of the Company with respect to any Fiscal  Year shall be  allocated  among the  Members as follows:

                    (1) First,  to the Members  with  positive  capital  account balances, pro rata in proportion to such positive capital account balances; and

                    (2)  Thereafter,  to the  Preferred  Member(s),  pro rata in proportion to their respective ownership percentages.

                           ARTICLE VI - Distributions
                           --------------------------

          Section 6.1  Distributions.  Any distributions by the Company shall be made to the Members in the same order and priority as losses are  allocated pursuant to Section 5.3(b).  All available cash,  after taking into account appropriate reserves and expenses, shall be timely distributed.

          Section 6.2  Distributions in Kind. A Member shall not be compelled to accept a  distribution  of an asset in kind from the Company  without  such
     Member's consent.

          Section 6.3 Withholding  Taxes. If the Company is required to withhold taxes with respect to any allocation or distribution to any Member pursuant to any applicable  federal,  state,  local or foreign tax laws, the Company may withhold such amounts and make such payments to taxing  authorities  as are necessary to ensure  compliance  with such tax laws. Any funds withheld by reason of this Section 6.3 shall  nonetheless  be deemed  distributed to the  Member in  question  for all  purposes  under this  Agreement.  If the
     Company  did not  withhold  from  actual  distributions  any amounts it was required  to  withhold,  the Company  may,  at its option,  (i) require the
     Member to which the  withholding  was credited to reimburse the Company for such withholding; or (ii) reduce any subsequent distributions by the amount of such  withholding.  This obligation of a Member to reimburse the Company for taxes that were  required  to be  withheld  shall  continue  after such
     Member transfers or liquidates its membership interest in the Company. Each
     Member agrees to furnish the Company with any  representations and forms as shall  reasonably  be requested by the Company to assist it in  determining the extent of, and in fulfilling, any withholding obligations it may have.

              ARTICLE VII - Assignment of Membership and Interests
              ----------------------------------------------------

          Section 7.1 Assignment of Membership  and  Interests.  No Member shall sell, transfer,  assign, convey, or otherwise dispose of, pledge, mortgage, encumber or hypothecate  (a "Transfer")  all or any part of its Interest or any  interest,  rights  or  obligations  with  respect  thereto;  provided, however,  that  eVent  shall  have  the  right  to make a  Transfer  of its
     Interest, in whole or in part, to an Affiliate of eVent, provided that such
     Affiliate of eVent is owned by both Greenwich  Power and CinTec I LLC or an
     Affiliate of CinTec I LLC and no other  persons and  provided  further that the Common Member may make a Transfer of its Interest, in its entirety only and not in part,  to an  Affiliate  of the  Common  Member.  Any  attempted
     Transfer  not in  conformity  with the first  sentence of this  Section 7.1 shall  be null and void  and of no  force  or  effect  whatsoever,  and the purported transferee shall have no rights as a Member.

          Section 7.2 Certificates. Interests may, but need not be, evidenced by a certificate of limited  liability company interest issued by the Company, but the  Interests  shall be subject to the  following  restrictions  which shall be set forth as legends on such certificates,  if any (in addition to any legend or restriction required under applicable state securities laws):

          THE SALE,  TRANSFER OR ASSIGNMENT OF THE SECURITIES  EVIDENCED BY THIS
          CERTIFICATE  IS  PROHIBITED  THE  TERMS OF AN  AGREEMENT  BETWEEN  THE
          COMPANY AND THE HOLDER HEREOF OR HIS  PREDECESSOR IN INTEREST.  COPIES
          OF SUCH  AGREEMENT  MAY BE  OBTAINED  BY WRITTEN  REQUEST  MADE BY THE
          HOLDER OF RECORD OF THIS SECURITY TO THE SECRETARY OF THE COMPANY.

          THE SECURITIES  EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED
          UNDER THE  SECURITIES  ACT OF 1933 (THE "ACT") AND MAY NOT BE OFFERED,
          SOLD OR  OTHERWISE  TRANSFERRED,  ASSIGNED,  PLEDGED  OR  HYPOTHECATED
          UNLESS AND UNTIL  REGISTERED  UNDER THE ACT OR UNLESS THE  COMPANY HAS
          RECEIVED  AN OPINION OF COUNSEL  SATISFACTORY  TO THE  COMPANY AND ITS
          COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

                           ARTICLE VIII - Dissolution
                           --------------------------

          Section 8.1  Duration  and  Dissolution.  The  duration of the Company shall be perpetual  unless the Company is sooner  dissolved  in  accordance with the Act or as provided in the following sentence. The Company shall be dissolved  upon  (a) a  vote  of  all  Members  for  its  dissolution;  (b)
     dissolution of eVent pursuant to eVent's Operating Agreement; or (c) a sale of all or substantially all of the Company's assets (where, for purposes of this Section 8.1,  "substantially  all" means all Portfolio  Investments of the  Company  and all other  assets of the  Company  other  than de minimis assets held for the purposes of the Company's day-to-day operations).

          Section 8.2  Winding Up.  Subject to the  provisions  of the Act,  the
     Members,  acting by written agreement of all Members,  shall have the right to wind up the Company's  affairs in accordance  with Section 18-803 of the
     Act (and shall promptly do so upon dissolution of the Company in accordance with  Section  8.1) and shall  also  have the right to act as or  appoint a liquidating trustee in connection therewith.

          Section  8.3  Distribution  of  Assets.  Upon  the  winding  up of the
     Company,  the  assets  shall be  distributed  in the  following  order  and priority:  (a)  first,  to pay,  satisfy  or  discharge  all of the  debts, liabilities and obligations of the Company (including,  without limitation, all  expenses  incurred  in winding up of the  Company) or  otherwise  make adequate  provision for payment and discharge thereof  (including,  without limitation,  the  establishment  of  a  cash  escrow  fund  for  contingent liabilities  in such  amount  and for such term as the  Members  and/or any liquidating  trustee may reasonably  determine) in the order of priority as provided  by the Act,  and (b)  thereafter,  all  remaining  assets  of the
     Company shall be  distributed  to the Members in the order and priority set
     forth  in  Section   6.1  after   giving   effect  to  all   contributions,
     distributions and allocations for all periods.

                   ARTICLE IX - Tax Characterization; Reports
                   ------------------------------------------

          Section 9.1 Tax Treatment. The Company shall timely make all necessary elections and filings for federal,  state, and local tax purposes such that it will be treated  as a  partnership  for  federal,  state,  and local tax purposes.

          Section 9.2 Designation of Tax Matters Partner.

               (a) Global Power, or a designated  Affiliate  thereof,  is hereby initially  designated the "Tax Matters Partner" for federal income tax purposes  pursuant  to  Section  6231 of the Code with  respect to all taxable years of the Company.

               (b) As soon as  practicable  after the end of each taxable  year, the Tax Matters  Partner  shall  furnish (or cause to be furnished) to each Member such  information  as  necessary  to timely  fulfill  such
          Member's federal, state, local and foreign tax obligations,  including
          Schedule  K-1, or any  similar  form as may be required by the Code or the Internal Revenue Service.

               (c) The Tax Matters  Partner  may,  but shall not be required to, make any election  permitted to be made by the Company  under the Code and  Treasury  Regulations,  including  the  election  provided  under
          Section 754 of the Code.

                   ARTICLE X - Exculpation and Indemnification
                   -------------------------------------------

          Section 10.1 Exculpation. Notwithstanding any other provisions of this
     Agreement,  whether express or implied,  or obligation or duty at law or in equity,  neither any Member (which term for purposes of this Article X only shall be deemed to include any former  Member),  nor any manager,  officer, director,  stockholder,  partner, employee,  representative or agent of any
     Member or any Affiliate of any Member (individually, a "Covered Person" and collectively,  the "Covered Persons") shall be liable to the Company or any
     Member for any act or omission in relation to the Company or its operations taken or omitted in good  faith by a Covered  Person and in the  reasonable belief  that  such act or  omission  is in or is not  contrary  to the best interests  of the Company and is within the scope of  authority  granted to such Covered  Person by the  Agreement,  provided that such act or omission does  not  constitute  fraud,  willful  misconduct,  bad  faith,  or  gross negligence;  provided  however,  that,  for  purposes  of  exculpation  and indemnification  under  Sections  10.1 and 10.2  respectively,  a  "Covered
     Person"  shall not  include  any  person who would  otherwise  be a Covered
     Person  when acting as a Manager of the  Company,  which such person may be provided indemnification in accordance with Section 10.4.

          Section 10.2 Indemnification.  To the fullest extent permitted by law, the Company shall  indemnify and hold harmless each Covered Person from and against  any  and  all  losses,  claims,  demands,  liabilities,  expenses, judgments,  fines,  settlements,  and other amounts  (including  attorneys'
     fees)  arising  from  any  and  all  claims,  demands,  actions,  suits  or proceedings, civil, criminal, administrative,  investigative or arbitrative
     (a  "Proceeding"),  in  which  the  Covered  Person  may  be  involved,  or threatened  to be  involved,  as a party or  otherwise,  by  reason  of its management  of the affairs of the Company or which relates to or arises out of the Company or its  property,  business or affairs;  provided,  however, that,  in  the  event  that  the  funds  and  assets  of  the  Company  are
     insufficient   to   provide   full    indemnification   of   the   Members,
     indemnification of the Common Member(s) (including for the purposes of this
     Article  X  only  any  former  Common  Member)  shall  take  priority  over indemnification of the Preferred  Member(s).  A Covered Person shall not be entitled to  indemnification  under this  Section  10.2 with respect to any claim,  issue  or  matter  in  which  it  has  engaged  in  fraud,  willful misconduct, bad faith or gross negligence.

          Section 10.3 Advance Payment.  The right to indemnification  conferred in this Article X shall  include the right to be paid or  reimbursed by the
     Company the reasonable  expenses  incurred by a person of the type entitled to be indemnified under Article X who was, is or is threatened to be made a named  defendant  or  respondent  in a  Proceeding  in advance of the final disposition  of the  Proceeding  and  without any  determination  as to the person's ultimate entitlement to indemnification;  provided,  however, that the payment of such expenses  incurred by any such person in advance of the final disposition of a Proceeding,  shall be made only upon delivery to the
     Company of a written  affirmation  by such person of his good faith  belief that he has met the standard of conduct necessary for indemnification under this Article X and a written  undertaking,  by or on behalf of such person, to repay all amounts so advanced if it shall  ultimately be determined that such  indemnified  person is not  entitled  to be  indemnified  under  this
     Article X or otherwise.

          Section 10.4  Indemnification of Agents. The Company may indemnify and advance  expenses to the Manager and to persons who are or were  serving at the  request  of the  Company  as a manager,  director,  officer,  partner, venturer,  proprietor,  trustee,  employee, agent or similar functionary of
     another  foreign  or  domestic  limited  liability  company,   corporation,
     partnership,  joint venture,  sole proprietorship,  trust, employee benefit plan or other  enterprise  against any liability  asserted  against him and incurred  by him in such a capacity  or arising out of his status as such a person to the same extent  that it may  indemnify  and advance  expenses to
     Members under this Article X.

          Section  10.5  Appearance  as a  Witness.  Notwithstanding  any  other provision  of this  Article X, the  Company may pay or  reimburse  expenses incurred by a Covered Person in connection with its appearance as a witness or other  participation  in a  Proceeding  at a time when it is not a named defendant or respondent in the Proceeding.

          Section 10.6  Non-Exclusivity  of Rights. The right to indemnification and the  advancement  and payment of expenses  conferred  in this Article X shall not be  exclusive  of any other right which a Member or other  person indemnified  pursuant to Section 10.4 may have or hereafter  acquire  under any law (common or statutory), provision of the Certificate of Formation of the Company or this Agreement, agreement, vote of Members or otherwise.

          Section  10.7  Insurance.   The  Company  may  purchase  and  maintain
     insurance,  at its expense,  to protect itself and any person who is or was serving as a Member, officer, employee or agent of the Company or is or was serving at the  request  of the  Company  as a member,  manager,  director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary  of another  foreign or  domestic  limited  liability  company,
     corporation,   partnership,  joint  venture,  sole  proprietorship,  trust, employee benefit plan or other enterprise against any expense, liability or loss,  whether or not the Company  would have the power to  indemnify  such person against such expense, liability or loss under this Article X.

          Section 10.8 Savings  Clause.  If this Article X or any portion hereof shall be invalidated on any ground by any court of competent  jurisdiction, then the Company shall nevertheless indemnify and hold harmless each Member or any other  person  indemnified  pursuant to this  Article X as to costs, charges and expenses  (including  attorneys'  fees),  judgments,  fines and amounts paid in settlement with respect to any action,  suit or proceeding, whether civil, criminal, administrative or investigative to the full extent permitted by any  applicable  portion of this Article X that shall not have been invalidated and to the fullest extent permitted by applicable law.

                           ARTICLE XI - Miscellaneous
                           --------------------------

          Section 11.1 Amendment;  Waiver. This Agreement may be amended only by an  instrument  in writing  executed by all  Members.  Compliance  with any provision of this  Agreement  may be waived only if such waiver is approved in a writing signed by all Members;  provided, that no such waiver shall be deemed to be a waiver of any other or further  obligation  or  liability of the  person or persons  in whose  favor the  waiver  was  given.  Except as expressly  provided to the  contrary  herein,  no failure to  exercise  any right, power or privilege hereunder shall operate as a waiver thereof,  nor shall any single or partial  exercise thereof preclude any other or further exercise  thereof or the  exercise of any other  right,  power or privilege granted hereunder.

          Section 11.2 Successors;  Counterparts.  Subject to Article VIII, this
     Agreement  (a)  shall  be  binding  as to  the  executors,  administrators, estates, heirs and legal successors, or nominees or representatives, of the
     Members  and (b) may be  executed  in  several  counterparts  with the same effect  as if the  parties  executing  the  several  counterparts  had  all executed one counterpart.

          Section 11.3 Governing  Law;  Severability.  This  Agreement  shall be governed  by and  construed  in  accordance  with the laws of the  State of
     Delaware  without  giving  effect to the  principles  of  conflict  of laws thereof.  In particular,  this Agreement  shall be construed to the maximum extent possible to comply with all the terms and conditions of the Act. If, nevertheless,  it shall be determined by a court of competent  jurisdiction that any  provisions  or  wording  of this  Agreement  shall be  invalid or unenforceable  under the Act or other  applicable  law, such  invalidity or unenforceability  shall  not  invalidate  the  entire  Agreement  and  this
     Agreement  shall be construed so as to limit any term or provision so as to make it enforceable  or valid within the  requirements  of applicable  law, and,  in the event  such term or  provisions  cannot  be so  limited,  this
     Agreement shall be construed to omit such invalid or unenforceable terms or provisions.  If it shall be determined by a court of competent jurisdiction that any provisions  relating to the  distributions  and allocations of the
     Company  or  to  any  expenses   payable  by  the  Company  is  invalid  or
     unenforceable,  this Agreement  shall be construed or interpreted so as (a)
     to make it  enforceable  or  valid  and (b) to make the  distributions  and allocations  as closely  equivalent to those set forth in this Agreement as is permissible under applicable law.

          Section 11.4 Headings.  Section and other  headings  contained in this
     Agreement are for reference purposes only and are not intended to describe, interpret,  define or limit the  scope or intent of this  Agreement  or any provision hereof.

          Section 11.5 Further Assurances. Each of the Members agrees to perform all further acts and execute,  acknowledge  and deliver any documents  that may be reasonably necessary to carry out the provisions of this Agreement.

          Section 11.6 Notices.  All notices,  requests and other communications to any Member shall be in writing (including telecopier or similar writing)
     and shall be given to such Member (and any other person  designated by such
     Member) at its address or telecopier  number set forth in a schedule  filed with the records of the Company or such other address or telecopier  number as such Member may hereafter  specify for the purpose by notice.  Each such notice,  request or other  communication shall be effective (a) if given by telecopier,  when  transmitted  to the number  specified  pursuant  to this
     Section 11.6 and the appropriate written  confirmation is received,  (b) if given by mail, seventy-two (72) hours after such communication is deposited in the mails with first class postage prepaid,  addressed as aforesaid,  or
     (c) if given by any other means,  when  delivered at the address  specified pursuant to this Section 11.6.

          Section 11.7 Books and Records; Accounting.

               (a) The  books  and  records  of the  Company,  and a list of the
          Members and their respective residence, business or mailing addresses, and Interests shall be maintained at the principal  executive  offices of the Company.  The Company may maintain such other books and records and may  provide  such  financial  or  other  statements  as it in its discretion deems advisable.  The financial  records and reports of the
          Company shall be kept on the accrual basis.

               (b) Within one hundred  twenty  (120) days from the close of each
          Fiscal Year of the Company,  the Members  shall each be provided  with
          (a)  annual  audited  financial  statements  for  the  Company;  (b) a statement of each Member's  closing  capital account balance as of the end  of  such  year;  (c) a  report  describing  the  status  of  each
          investment  in  the  Company's   portfolio,   including  the  Member's
          valuations  as of the  end of such  year;  (d)  unaudited  semi-annual report of the Company  financial reports showing each Member's capital account  balance  and (e) such other  reports and  information  as the
          Company determines appropriate from time to time.

          Section  11.8  Waiver of  Partition.  Each Member  hereby  irrevocably waives any and all rights that such Member may have to maintain  any action for partition of any of the Company's property.

          Section 11.9 Deficit Upon Liquidation.  Except to the extent otherwise provided by law with respect to third-party  creditors of the Company, upon liquidation,  none of the  Members  shall be liable to the  Company for any deficit in its capital account, nor shall such deficits be deemed assets of the Company.

          Section  11.10 Entire  Agreement.  This  Agreement,  together with the documents  expressly  referred to herein,  each as amended or supplemented, constitutes  the entire  agreement  among the parties  with  respect to the subject  matter herein and therein and  supersedes  any prior  agreement or understanding among the parties hereto with respect to such subject matter.

          Section 11.11 Currency. All payments to be made by any person under or in connection with the terms of this Agreement shall be calculated and made in U.S. Dollars.

          Section 11.12 Survival All indemnities and  reimbursement  obligations made pursuant to this Agreement  shall survive  dissolution and liquidation of the  Company  until  expiration  of the  longest  applicable  statute of limitations  (including  extensions and waivers) with respect to the matter for which a person would be entitled to be indemnified  or  reimbursed,  as the case may be.

                                    * * * * *

          IN WITNESS  WHEREOF,  the undersigned  Members have duly executed this
     Amended and Restated Limited Liability Company Operating Agreement of eVent
     Resources Overseas I, LLC as of the date first above written.

                                          CINERGY GLOBAL POWER, INC.

                                          By:
                                                   Name:  David L. Wozny
                                                   Title:    Vice President

                                          eVENT RESOURCES I LLC

                                          By:
                                                   Name:  Lance Bakrow
                                                   Title:    Vice President

                                   SCHEDULE A

                                Common Interests

                                           Capital          Ownership Percentage
Member/Address                             Account          of Common Interests
--------------                             -------          -------------------

Cinergy Global Power, Inc.                  $100                   100%
139 East Fourth Street
Cincinnati, OH  45202
Attention:  David L. Wozny

                               Preferred Interests

                                           Capital       Ownership Percentage
Member/Address                             Account      of Preferred Interests
--------------                             -------      ----------------------

eVent Resources I LLC                    $2,010,000             100%
c/o Greenwich Power LLC
140 Greenwich Avenue
Greenwich, CT  06830
Facsimile Number: (203) 861-7815
Attention: Robert M. Davies